      UNITED STATES
      SECURITIES AND EXCHANGE COMMISSION

      Washington, D.C. 20549

      FORM 8-K

      CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):     October 12, 2007

      Calypso Financial Services, Inc.

     (Exact name of registrant as specified in its charter)

           Delaware                                    000-31199                                           87-0638338

  State or other jurisdiction                       (Commission                                         (IRS Employer

     of incorporation                               File Number)                                    Identification Number

19 East 200 South, Suite #1080, Salt Lake City, Utah 84111

(Address of principal executive offices)

Registrant's telephone number, including area code: (801) 322-3401

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

        (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

        (17 CFR 240.13e-4(c))

      FORM 8-K

Section 1 – Registrant’s Business and Operations

 Item 1.01     Entry into a Material Definitive Agreement

      On October 12, 2007, Calypso Financial Services, Inc. finalized an agreement to acquire Media Depot, Inc., a Nevada corporation doing business in Montoursville, Pennsylvania (“Media Depot”). The acquisition will be facilitated by merging our newly created, wholly-owned subsidiary, Calypso Acquisitions, Inc., with and into Media Depot with Media Depot being the surviving entity. As a result of the transaction, Media Depot will become our wholly-owned subsidiary.

     Currently, we have issued and outstanding 1.5 shares of common stock. Under the terms of the agreement and as consideration for the acquisition, current holders of Media Depot common stock will receive an aggregate of 3.5 million shares of authorized, but previously unissued Calypso common stock. These shares will represent approximately 70% of our total outstanding shares following the transaction. Additionally, we will reserve an additional 5.0 million shares of our authorized but unissued common stock for possible future issuance in connection with potential acquisitions of other businesses, entities or assets related to the business of Media Depot. However, there there is no present commitment or definitive agreement to issue any of these shares and no assurances can be given that any future acquisitions will be finalized.

     On October 12, 2007, our board of directors approved the execution of the agreement with Media Depot. The board also approved a proporsal to take all necessary and appropriate actions to change our corporte domicile from Delaware to Nevada and to change our corporate name to Calypso Media Services Group, Inc.

     We anticipate the acquisition of Media Depot to be finalized on or about November 21, 2007. Following the merger transaction, we will become engaged, through new our subsidiary, in the current business of Media Depot that offers a full line of advertising services to manufacturers, distributors and dealers across the United States and Canada. Media Depot specializes in co-op advertising and offers services ranging from buying and planning media in radio, TV, cable, print or outdoor advertising, to creating print ads and producing electronic commercials.

     We are presently preparing an information statement to be filed with the SEC and mailed to our stockholders that will describe in detail the terms of the acquisition and the business of Media Depot.

Section 9 – Financial Statements and Exhibits

  Item 9.01     Financial Statements and Exhibits

     (a)     Financial Statements of Business Acquired

              Requisite financial statements and pro forma financial information will be filed  by amendment to this Form 8-K following completion of the acquisition.

     (b)     Pro Forma Financial Information

           See Item 9.01(a) above

      (c)     Exhibits

           Exhibit No.                                         Description

                 2.1          Agreement and Plan of Merger with Media Depot, Inc., Calypso

                               Financial Services, Inc and Calypso Acquisitions, Inc.

Notes about Forward-looking Statements

     Statements contained in this Current Report which are not historical facts, including all statements regarding the consummation of the acquisition of assets, may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. Calypso Financial Services, Inc. cautions the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

      SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             Calypso Financial Services, Inc.

Date: October 15, 2007                           By /S/_ Edward F. Cowle________

                                                   Edward F. Cowle, President